EXHIBIT 99.1

Corporate Relations | 77 Beale Street | San Francisco, CA 94105 | 1 (415) 973-5930 | www.pgecorp.com
February 18, 2016

PG&E Corporation Reports Full-Year and Fourth-Quarter 2015 Financial Results

San Francisco, Calif. — PG&E Corporation's (NYSE: PCG) full-year 2015 net income after dividends on preferred stock (also called "income available for common shareholders") was $874 million or $1.79 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with $1,436 million, or $3.06 per share, for the full year 2014. For the fourth quarter of 2015, GAAP results were $134 million, or $0.27 per share, compared with $131 million, $0.27 per share, for the same quarter in 2014.

GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability), which totaled $1,019 million pre-tax, or $1.33 per share, for the year and $190 million pre-tax, or $0.23 per share, for the quarter. These items primarily included payments and accruals related to the fines and penalties assessed by the California Public Utilities Commission (CPUC) in connection with their investigation into the San Bruno gas pipeline accident. Other items included expenses associated with work to clear pipeline rights of way and pipeline safety enhancement work, as well as legal and regulatory costs. These were offset partially by insurance recoveries.

"Our 2015 investments and operating strategies drove additional progress on safety, including additional third-party certifications for gas safety, as well as a seventh straight year of record electric reliability and the integration of more renewables into our system. We are well positioned for 2016," said PG&E Corporation Chairman and CEO Tony Earley.

Earnings from Operations

On a non-GAAP basis, excluding items impacting comparability, PG&E Corporation's earnings from operations in 2015 were $1,519 million, or $3.12 per share, compared with $1,648 million, or $3.50 per share, in 2014. For the fourth quarter of 2015, earnings from operations were $247 million, or $0.50 per share, compared with $253 million, or $0.53 per share, during the same period in 2014.

The difference in quarter-over-quarter earnings from operations is attributable primarily to the fact that the company has not yet received a final decision in its 2015 Gas Transmission and Storage rate case. (When that decision is received, any revenue increase will be retroactive to January 1, 2015, and will be recorded in the period in which a final decision is issued.) The difference also reflects the impacts of the nuclear refueling outage at Diablo Canyon Power Plant in the fourth quarter of 2015, as well as a number of smaller miscellaneous items. These were partially offset by higher rate base earnings.

2016 Earnings Guidance

PG&E Corporation is providing 2016 guidance for non-GAAP earnings from operations in the range of $3.65 to $3.85 per share. On a GAAP basis, the guidance range for projected earnings is $2.86 to $3.18 per share, which includes forecasts for expected pipeline-related costs, legal and regulatory expenses, and the remaining amount of the San Bruno-related penalties imposed last year by the CPUC. Guidance is based on various assumptions and forecasts, including those relating to expenses, authorized revenues, capital expenditures, rate base, and equity issuances.

PG&E Corporation discloses historical financial results and provides guidance based on "earnings from operations" in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated income available for common shareholders presented in accordance with GAAP. See the accompanying tables for a reconciliation of the differences between results and guidance based on earnings from operations and results and guidance based on consolidated income available for common shareholders.

Supplemental Financial Information
In addition to the financial information accompanying this release, presentation slides for today's conference call with the financial community have been furnished to the Securities and Exchange Commission and are available on PG&E Corporation's website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Conference Call with the Financial Community to Discuss Financial Results

Today's call at 12:00 p.m., Eastern Time, is open to the public on a listen-only basis via webcast. Please visit http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx for more information and instructions for accessing the webcast. The webcast call and the related materials will be available for replay through the website for at least one year. Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call until 8:00 p.m. Eastern Time, March 3, 2016, by dialing (866) 415-9493. International callers may dial (205) 289-3247. For both domestic and international callers, the replay pin 24226# will be required to access the replay.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, California's largest investor-owned utility. PG&E serves 16 million Californians across a 70,000 square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Cautionary Language Regarding Forward-Looking Statements

Management's statements providing guidance for PG&E Corporation's 2016 financial results and the assumptions and forecasts underlying such guidance constitute forward-looking statements that reflect management's judgments and opinions.  These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside management's control.  Actual results may differ materially.  Factors that could cause actual results to differ materially include, but are not limited to:

•
the timing and outcomes of the Utility's pending regulatory proceedings, including the 2015 Gas Transmission & Storage (GT&S) rate case, the 2017 General Rate Case, the Transmission Owner rate cases, the proceedings related to the 2006-2008 energy efficiency program and to the development of electric vehicle charging infrastructure, and other ratemaking and regulatory proceedings;

•
the timing and amount of fines, penalties, and remedial costs that the Utility may incur in connection with the federal criminal prosecution of the Utility, the CPUC investigation of the Utility's natural gas distribution record-keeping practices, the Safety and Enforcement Division's enforcement matters relating to the Utility's compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced relating to the Utility's compliance with natural gas-related laws and regulations;

•
the timing and outcome of (i) the CPUC's investigation of communications between the Utility and the CPUC that may have violated the CPUC's rules regarding ex parte communications or are otherwise alleged to be improper, and (ii) the U.S. Attorney's Office in San Francisco and the California Attorney General's office investigations in connection with communications between the Utility's personnel and CPUC officials, and whether such matters negatively affect the final decisions to be issued in the 2015 GT&S rate case or other ratemaking proceedings;

•	the Utility's ability to control its costs within the authorized levels of spending and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs;
•	changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;
•
the impact that reductions in customer demand for electricity and natural gas have on the Utility's ability to make investments and recover its costs through rates and earn its authorized return on equity, and whether the Utility's business strategy to address the impact of growing distributed and renewable generation resources and changing customer demand for natural gas and electric services is successful;

•
the amount and timing of charges reflecting probable liabilities for third-party claims and the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties;

•
the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms, and the amount and timing of additional common stock and debt issuances by PG&E Corporation;

•	changes in estimated environmental remediation costs, including costs associated with the Utility's natural gas compressor sites;
•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation;
•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application; and
•	the other factors disclosed in PG&E Corporation's and the Utility's joint Annual Report on Form 10-K for the year ended December 31, 2015.

PG&E Corporation
Consolidated Statements of Income
(in millions, except per share amounts)

	Year ended December 31,
	2015	2014	2013
Operating Revenues
Electric	$13,657	$13,658	$12,494
Natural gas	3,176	3,432	3,104
Total operating revenues	16,833	17,090	15,598
Operating Expenses
Cost of electricity	5,099	5,615	5,016
Cost of natural gas	663	954	968
Operating and maintenance	6,951	5,638	5,775
Depreciation, amortization, and decommissioning	2,612	2,433	2,077
Total operating expenses	15,325	14,640	13,836
Operating Income	1,508	2,450	1,762
Interest income	9	9	9
Interest expense	(773)	(734)	(715)
Other income, net	117	70	40
Income Before Income Taxes	861	1,795	1,096
Income tax (benefit) provision	(27)	345	268
Net Income	888	1,450	828
Preferred stock dividend requirement of subsidiary	14	14	14
Income Available for Common Shareholders	$874	$1,436	$814
Weighted Average Common Shares Outstanding, Basic	484	468	444
Weighted Average Common Shares Outstanding, Diluted	487	470	445
Net Earnings Per Common Share, Basic	$1.81	$3.07	$1.83
Net Earnings Per Common Share, Diluted	$1.79	$3.06	$1.83

Reconciliation of PG&E Corporation's Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP")
Fourth Quarter and full year, 2015 vs. 2014
(in millions, except per share amounts)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2015	2014	2015	2014	2015	2014	2015	2014
PG&E Corporation's
Earnings from Operations (1)	$247	$253	$0.50	$0.53	$1,519	$1,648	$3.12	$3.50
2015 Items Impacting Comparability (2)
Pipeline related expenses (3)	(23)	-	(0.05)	-	(61)	-	(0.13)	-
Legal and regulatory
related expenses (4)	(9)	-	(0.02)	-	(35)	-	(0.07)	-
Fines and penalties (5)	(81)	-	(0.16)	-	(578)	-	(1.19)	-
Insurance recoveries (6)	-	-	-	-	29	-	0.06	-

2014 Items Impacting Comparability (2)
Natural gas matters (7)		(122)		(0.26)		(216)		(0.45)
Environmental related costs (8)		-		-		4		0.01
PG&E Corporation's
Earnings on a GAAP basis	$134	$131	$0.27	$0.27	$874	$1,436	$1.79	$3.06

(1) "Earnings from operations" is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability as described in Note (2) below. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating plans, and employee incentive compensation.
(2) Items impacting comparability represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.
(3) The Utility incurred costs of $39 million and $103 million, pre-tax, during the three and twelve months ended December 31, 2015, respectively, for pipeline related expenses, including costs incurred to identify and remove encroachments from transmission pipeline rights of way and to perform remaining work under the Utility's pipeline safety enhancement plan ("PSEP").
(4) The Utility incurred costs of $14 million and $58 million, pre-tax, during the three and twelve months ended December 31, 2015, respectively, for legal and regulatory related expenses, including costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.
(5) The Utility incurred costs of $137 million and $907 million, pre-tax, during the three and twelve months ended December 31, 2015, respectively, associated with fines and penalties imposed by the CPUC on April 9, 2015 in the gas transmission pipeline investigations. As shown in the table below, these costs include an additional accrual for the $300 million fine paid to the State General Fund, a charge for a bill credit for natural gas customers, and estimated charges for capital costs (which includes less than $1 million for remedy related capital costs) incurred during the three months and twelve months ended December 31, 2015 that the Utility believes are probable of disallowance in the 2015 Gas Transmission and Storage ("GT&S") rate case still pending at the CPUC.

(in millions, pre-tax)	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2015
Fine paid to the state	$-	$(100)
Customer bill credit	-	(400)
Charge for disallowed capital	(137)	(407)
Fines and penalties	$(137)	$(907)

Future fines or penalties may be imposed in connection with other enforcement, regulatory and litigation activities regarding natural gas matters and regulatory communications.

(6) Represents insurance recoveries of $49 million, pre-tax, for third party claims and associated legal costs related to the San Bruno accident the Utility received during the twelve months ended December 31, 2015.  The Utility has received a cumulative total of $515 million through insurance related to $558 million of third-party claims and $92 million of legal costs incurred. No further insurance recoveries related to these claims and costs are expected.
(7) In 2014, natural gas matters included pipeline-related costs to perform work under the PSEP and other activities associated with safety improvements to the Utility's natural gas system, as well as legal and other costs related to natural gas matters. Natural gas matters also included charges related to fines, third party liability claims, and insurance recoveries in 2014.
(8) In 2014, the Utility reduced its accrual related to the Hinkley whole house water replacement program.

Key Drivers of PG&E Corporation's Earnings per Common Share ("EPS") from Operations
Fourth Quarter and full year, 2015 vs. 2014
 ($/Share, Diluted)

Fourth Quarter 2014 EPS from Operations (1)	$0.53

Growth in rate base earnings	0.05
Timing of taxes (2)	0.01
Miscellaneous	0.09

Timing of 2015 GT&S cost recovery (3)	(0.10)
Nuclear refueling outage	(0.05)
Regulatory and legal matters (4)	(0.01)
Increase in shares outstanding	(0.02)
Fourth Quarter 2015 EPS from Operations (1)	$0.50

2014 EPS from Operations (1)	$3.50

Growth in rate base earnings	0.22
Miscellaneous	0.02

Timing of 2015 GT&S cost recovery (3)	(0.43)
Regulatory and legal matters (4)	(0.04)
Gain on disposition of SolarCity stock (5)	(0.03)
Increase in shares outstanding	(0.12)
2015 EPS from Operations (1)	$3.12

(1) See preceding table for a reconciliation of EPS from Operations to EPS on a GAAP basis.
(2) Represents the timing of taxes reportable in quarterly financial statements.
(3) Represents expenses during the three and twelve months ended December 31, 2015 as compared to the same periods in 2014, with no corresponding increase in revenue.  The Utility has requested that the CPUC authorize an increase to the Utility's revenue requirements for 2015, 2016, and 2017 in its 2015 GT&S rate case, and expects a final decision in 2016. Any revenue requirement increase that the CPUC may authorize would be retroactive to January 1, 2015 but would be recorded in the period a final decision is issued.
(4) Includes legal and other regulatory-related costs that were partially offset by incentive revenues.
(5) Represents the larger gain recognized during the twelve months ended December 31, 2014 as compared to the twelve months ended December 31, 2015.

PG&E Corporation's Earnings Per Share Guidance

2016 EPS Guidance	Low		High
Estimated EPS on an Earnings from Operations Basis		$3.65		$3.85
Estimated Items Impacting Comparability: (1)
Pipeline related expenses (2)		$(0.18)		$(0.12)
Legal and regulatory related expenses (3)		(0.09)		(0.03)
Fines and penalties (4)	~	(0.52)	~	(0.52)
GT&S revenue adjustment for 2015 (5)		-		-
Estimated EPS on a GAAP Basis		$2.86		$3.18

(1) Items impacting comparability represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. These items are included in calculating Consolidated Income Available for Common Shareholders in accordance with GAAP. These items are excluded when calculating "earnings from operations" which is a non-GAAP measure that provides additional insight into the underlying trends of the business allowing for a better comparison against historical results and expectations for future performance. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating plans, and employee incentive compensation.

(2) "Pipeline related expenses" includes costs incurred to identify and remove encroachments from transmission pipeline rights-of-way. The pre-tax range of estimated costs is shown below.

	2016
	Low EPS	High EPS
(in millions, pre-tax)	guidance	guidance
Pipeline related expenses	$(150)	$(100)

(3) "Legal and regulatory related expenses" includes costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.  The pre-tax range of estimated costs is shown below.

	2016
	Low EPS	High EPS
(in millions, pre-tax)	guidance	guidance
Legal and regulatory related expenses	$(75)	$(25)

(4) "Fines and penalties" includes actual and future fines and penalties resulting from various enforcement, regulatory and litigation activities regarding natural gas matters and regulatory communications. Guidance of ~$440 million is consistent with the remaining estimated 2016 components of the $1.6 billion final penalty decision the CPUC issued on April 9, 2015 in the gas transmission pipeline investigations. Guidance does not include amounts for other potential future fines or penalties, including a disallowance that may be imposed as an additional penalty for prohibited ex-parte communications made in the 2015 GT&S rate case.

	2016
	Low EPS		High EPS
(in millions, pre-tax)	guidance		guidance
Charge for disallowed capital	~$	(280)	~$	(280)
Charge for disallowed expense	~	(160)	~	(160)
Fines and penalties	~$	(440)	~$	(440)

(5) The Earnings from Operations guidance assumes a reasonable outcome in the 2015 GT&S rate case. "2015 GT&S revenue adjustment" refers to the adjustment to 2015 revenues that will be recorded in 2016 after the CPUC issues a decision in the 2015 GT&S rate case.

Actual financial results for 2016 may differ materially from the guidance provided.  For a discussion of the factors that may affect future results, see "Cautionary Language Regarding Forward-Looking Statements" in the accompanying press release.